Exhibit 5.1

OPINION OF DAVIS POLK & WARDWELL LLP

September 2, 2016

Shire plc
5 Riverwalk
Citywest Business Campus
Dublin 24
Ireland

Shire Acquisitions Investments Ireland Designated Activity Company
5 Riverwalk
Citywest Business Campus
Dublin 24
Ireland

Ladies and Gentlemen:

Shire Acquisitions Investments Ireland Designated Activity Company, an Irish designated activity company (the “Company”), and Shire plc, a Jersey public limited company and parent of the Company (“Shire”), are filing with the Securities and Exchange Commission a Registration Statement on Form S-3 (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), the Company’s debt securities (the “Debt Securities”), which may be fully and unconditionally guaranteed by Shire, and the guarantee (the “Guarantee”) of the Debt Securities by Shire, which may be issued pursuant to an indenture, as amended, supplemented or modified (the “Indenture”), among the Company, Shire and Deutsche Bank Trust Company Americas, as trustee. Capitalized terms used but not defined herein have the meaning assigned to them in the Indenture.

We, as special United States counsel to the Company and to Shire, have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof, (iv) all signatures on all documents that we reviewed are genuine, (v) all natural persons executing documents had and have the legal capacity to do so, (vi) all statements in certificates of public officials and officers of the Company and Shire that we reviewed were and are accurate and (vii) all representations made by the Company and Shire as to matters of fact in the documents that we reviewed were and are accurate.

Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we advise you that, in our opinion, assuming the Indenture and any supplemental indenture to be entered into in connection with the issuance of any Debt Securities have been duly authorized, executed and delivered by the Trustee, the Company and Shire; and the specific terms of a particular series of Debt Securities have been duly authorized and established in accordance with the Indenture; and such Debt Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with the Indenture and the applicable underwriting or other agreement against payment therefor, such Debt Securities will constitute valid and binding obligations of the Company and each related Guarantee (as provided by the terms of the Indenture) will constitute a valid and binding obligation of Shire, enforceable against each of the Company and Shire, as applicable, in accordance with their respective terms; subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and may be subject to possible judicial or regulatory actions giving effect to governmental actions or foreign laws affecting creditors’ rights, provided that we express no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (ii) any provision of the Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Shire’s obligation, or (z) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of stated principal amount upon acceleration of the Debt Securities to the extent determined to constitute unearned interest.

In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such Debt Securities, (i) the Board of Directors of the Company shall have duly established the terms of such Debt Securities and duly authorized the issuance and sale of such Debt Securities and such authorization shall not have been modified or rescinded; (ii) each of the Company and Shire is, and shall remain, validly existing as a corporation in good standing (to the extent that such concept is applicable in its jurisdiction of incorporation) under the laws of Ireland and the laws of Jersey, respectively; (iii) the Registration Statement shall have become effective and such effectiveness shall not have been terminated or rescinded; (iv) the Indenture and the Debt Securities are each valid, binding and enforceable agreements of each party thereto (other than as expressly covered above in respect of the Company and Shire); and (v) there shall not have occurred any change in law affecting the validity or enforceability of such security. We have also assumed that the execution, delivery and performance by the Company or Shire of any security whose terms are established subsequent to the date hereof (a) require no action by or in respect of, or filing with, any governmental body, agency or official and (b) do not contravene, or constitute a default under, any provision of applicable law or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon the Company or Shire.

We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the federal laws of the United States. Insofar as the foregoing opinion involves matters governed by the laws of other jurisdictions, we have relied, without independent inquiry or investigation, (i) as to all matters of Irish law, upon the opinion of Arthur Cox, legal counsel in Ireland for the Company and (ii) as to all matters of Jersey law, upon the opinion of Mourant Ozannes, legal counsel in Jersey for Shire, which opinions have been filed as exhibits to the Registration Statement. Our opinion is, insofar as such laws are concerned, subject to the assumptions, qualifications and exceptions contained in such opinions.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and further consent to the reference to our name under the caption “Validity of Securities” in the prospectus, which is a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Davis Polk & Wardwell LLP